Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Tushar Jain

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2026

Results Summary

•	Quarterly revenue of $2.409 billion, at high-end of prior guidance; quarterly GAAP earnings per diluted share (EPS) of $0.34, and non-GAAP earnings per diluted share of $3.77 above prior guidance

•	Reiterating expectations for full-year total revenue of $9.61 billion at the midpoint, including $2.9 billion of expected Ansys revenue

•	Synopsys’ board of directors approved a replenishment of the existing stock repurchase program with authorization to purchase up to $2.0 billion of Synopsys common stock

SUNNYVALE, Calif. – Feb. 25, 2026 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its first quarter of fiscal year 2026. Revenue for the first quarter of fiscal year 2026 was $2.409 billion, compared to $1.455 billion for the first quarter of fiscal year 2025.

“Synopsys enters 2026 with an expanded portfolio, leadership positions across the business, and the most compelling roadmap in our history,” said Sassine Ghazi, president and CEO of Synopsys. “AI continues to fuel robust system-level and semiconductor R&D, and the increasing AI capabilities throughout our portfolio strengthen our strategic advantage and accelerate our customers’ innovation.”

“First quarter results reflect strong execution and financial discipline across the business. We achieved revenue at the upper end of our guided range and non-GAAP EPS above guidance,” said Shelagh Glaser, CFO of Synopsys. “We’re positioning the company to capture an expanded market opportunity as we solve customers’ toughest engineering challenges from silicon to systems.”

In addition, today Synopsys announced that its board of directors approved a replenishment of the company’s existing stock repurchase program with authorization to purchase up to $2.0 billion of Synopsys common stock.

GAAP Results

On a U.S. generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal year 2026 was $65.0 million, or $0.34 per diluted share, compared to $295.7 million, or $1.89 per diluted share, for the first quarter of fiscal year 2025.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal year 2026 was $718.5 million, or $3.77 per diluted share, compared to non-GAAP net income of $473.2 million, or $3.03 per diluted share, for the first quarter of fiscal year 2025.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Design Automation, which includes our advanced silicon design, verification products and services, Ansys products, system integration products and services, digital, custom and field programmable gate array IC design software, verification software and hardware products, manufacturing software products and other; and (2) Design IP, which includes our logic libraries, embedded memories, wired interface IP, memory interface IP, security IP, and embedded processors.

Financial Targets

Synopsys also provided its consolidated financial targets for the second quarter and full fiscal year 2026. These targets also assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter and Full Fiscal Year 2026 Financial Targets

(in millions except per share amounts)

	Range for Three Months Ending April 30, 2026		Range for Fiscal Year Ending October 31, 2026
	Low	High	Low	High
Revenue	$2,225	$2,275	$9,560	$9,660
GAAP Expenses	$2,020	$2,085	$8,461	$8,601
Non-GAAP Expenses	$1,380	$1,410	$5,690	$5,750
Non-GAAP Interest and Other Income (Expense), net	$(117)	$(113)	$(500)	$(490)
Non-GAAP Tax Rate	18%	18%	18%	18%
Outstanding Shares (fully diluted)	192	194	192	194
GAAP EPS	$0.23	$0.43	$2.21	$2.62
Non-GAAP EPS	$3.11	$3.17	$14.38	$14.46
Operating Cash Flow			~$ 2,200
Free Cash Flow(1)			~$ 1,900
Capital Expenditures			~$ 300

(1)	Free cash flow is calculated as cash provided from operating activities less capital expenditures.

For a reconciliation of Synopsys’ second quarter and fiscal year 2026 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis and a discussion of the financial targets that we are not able to reconcile without unreasonable efforts, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.investor.synopsys.com. Synopsys uses its website as a tool to disclose important information about Synopsys and comply with its disclosure obligations under Regulation Fair Disclosure. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter of fiscal year 2026.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available on Synopsys’ corporate website at www.synopsys.com (collectively, the “Earnings Materials”), represent Synopsys’ expectations and beliefs as of February 25, 2026. Although these Earnings Materials will remain available on Synopsys’ website through the date of the earnings call for the second quarter of fiscal year 2026, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter of fiscal year 2026 in its quarterly report on Form 10-Q to be filed on or before March 12, 2026.

Reconciliation of First Quarter Fiscal Year 2026 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income, earnings per diluted share, and tax rate for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2026 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2026	2025
GAAP net income attributed to Synopsys	$64,958	$295,683
Adjustments:
Amortization of acquired intangible assets	404,235	12,596
Stock-based compensation	258,724	186,279
Restructuring charges	118,282	—
Acquisition/divestiture related items	15,592	74,829
Tax adjustments	(143,322)	(96,214)

Non-GAAP net income attributed to Synopsys	$718,469	$473,173

	Three Months Ended
	January 31,
	2026	2025
GAAP net income per diluted share attributed to Synopsys	$0.34	$1.89
Adjustments:
Amortization of acquired intangible assets	2.12	0.08
Stock-based compensation	1.36	1.19
Restructuring charges	0.62	—
Acquisition/divestiture related items	0.08	0.48
Tax adjustments	(0.75)	(0.61)

Non-GAAP net income per diluted share attributed to Synopsys	$3.77	$3.03

Shares used in computing net income per diluted share amounts:	190,762	156,189

GAAP to Non-GAAP Tax Rate Reconciliation

(unaudited)

Three Months Ended
January 31, 2026
GAAP effective tax rate	18.1%
Stock-based compensation	(7.9)%
Restructuring charges	(2.1)%
Income tax adjustments (1)	9.9%

Non-GAAP effective tax rate	18.0%

(1)	The tax adjustments are primarily due to differences in the tax rate effect of certain deductions, such as the deduction for foreign-derived intangible income and credits.

Reconciliation of 2026 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2026 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending
	April 30, 2026
	Low	High
Target GAAP expenses	$2,020,000	$2,085,000
Adjustments:
Amortization of acquired intangible assets	(400,000)	(405,000)
Stock-based compensation	(210,000)	(220,000)
Restructuring charges	(30,000)	(50,000)

Target non-GAAP expenses	$1,380,000	$1,410,000

	Range for Three Months Ending
	April 30, 2026
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$0.23	$0.43
Adjustments:
Amortization of acquired intangible assets	2.10	2.07
Stock-based compensation	1.14	1.09
Restructuring charges	0.26	0.16
Tax adjustments	(0.62)	(0.58)

Target non-GAAP earnings per diluted share attributed to Synopsys	$3.11	$3.17

Shares used in non-GAAP calculation (midpoint of target range)	193,000	193,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2026 Targets

(in thousands, except per share amounts)

	Range for Fiscal Year Ending
	October 31, 2026
	Low	High
Target GAAP expenses	$8,460,592	$8,600,592
Adjustments:
Amortization of acquired intangible assets	(1,610,000)	(1,620,000)
Stock-based compensation	(945,000)	(965,000)
Restructuring charges	(200,000)	(250,000)
Acquisition/divestiture related items (1)	(15,592)	(15,592)

Target non-GAAP expenses	$5,690,000	$5,750,000

	Range for Fiscal Year Ending
	October 31, 2026
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$2.21	$2.62
Adjustments:
Amortization of acquired intangible assets	8.39	8.34
Stock-based compensation	5.00	4.90
Restructuring charges	1.30	1.04
Acquisition/divestiture related items (1)	0.08	0.08
Tax adjustments	(2.60)	(2.52)

Target non-GAAP earnings per diluted share attributed to Synopsys	$14.38	$14.46

Shares used in non-GAAP calculation (midpoint of target range)	193,000	193,000

(1)

Adjustments reflect actual expenses incurred by Synopsys as of January 31, 2026, and do not fully reflect all potential adjustments for future periods for the reasons set forth in “GAAP to Non-GAAP Reconciliation” below.

Forward-Looking Statements

This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements concerning our short-term and long-term financial targets, expectations and objectives; our businesses, business segments, strategies, partnerships, initiatives and opportunities, including, among other things, the reallocation of resources in our Design IP segment to higher growth opportunities and planned restructuring activities; industry growth and technological trends, such as artificial intelligence; business and market outlook; the macroeconomic environment and global economic conditions; the impact of current and future U.S. and foreign trade regulations, government actions and regulatory changes, such as export control restrictions and tariffs, including the anticipated impact of China export control restrictions; the Ansys integration and its expected impact, including expected synergies and the timing thereof and our ability to create joint solutions as a combined company; planned dispositions and their expected impact; our key customers, customer concentration, customer demand and market expansion; strategies related to our products, technology and services, including product development and our planned product releases and capabilities; the expected realization of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog); planned stock repurchases; our expected tax rate; and the impact and result of pending legal, regulatory, administrative and tax proceedings. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; failure to realize the benefits expected from our acquisition of ANSYS, Inc. (Ansys Merger) or unexpected difficulties or expenditures arising therefrom; risks related to inaccuracies in, or failures to achieve, our operational and business metrics or forecasts of growth; and more. Additional information on potential risks, uncertainties and other factors that could affect

Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its first quarter of fiscal year 2026 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of February 25, 2026. Synopsys undertakes no duty to, and does not intend to, update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2026	2025
Revenue:
Time-based products	$951,541	$828,238
Upfront products	741,530	368,124

Total products revenue	1,693,071	1,196,362
Maintenance and service	715,727	258,953

Total revenue	2,408,798	1,455,315
Cost of revenue:
Products	242,402	168,842
Maintenance and service	146,738	92,537
Amortization of acquired intangible assets	248,242	8,596

Total cost of revenue	637,382	269,975

Gross margin	1,771,416	1,185,340
Operating expenses:
Research and development	714,988	553,216
Sales and marketing	396,375	209,199
General and administrative	182,732	167,086
Amortization of acquired intangible assets	155,993	4,000
Restructuring charges	118,282	—

Total operating expenses	1,568,370	933,501

Operating income	203,046	251,839
Interest expense	(162,715)	(11,139)
Other income (expense), net	38,722	50,417

Income before income taxes	79,053	291,117
Provision (benefit) for income taxes	14,337	(6,294)

Net income	64,716	297,411

Less: Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(242)	1,728

Net income attributed to Synopsys	$64,958	$295,683

Net income per share attributed to Synopsys:
Basic	$0.34	$1.91

Diluted	$0.34	$1.89

Shares used in computing per share amounts:
Basic	189,593	154,408

Diluted	190,762	156,189

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except par value amounts)

	January 31, 2026	October 31, 2025
ASSETS:
Current assets:
Cash and cash equivalents	$2,129,572	$2,888,030
Short-term investments	73,910	72,929

Total cash, cash equivalents and short-term investments	2,203,482	2,960,959
Accounts receivable, net	1,640,665	1,505,427
Inventories	393,221	365,190
Prepaid and other current assets	1,088,118	1,180,526
Current assets held for sale	48,152	—

Total current assets	5,373,638	6,012,102
Property and equipment, net	676,693	696,693
Operating lease right-of-use assets, net	713,594	702,008
Goodwill	26,880,889	26,899,215
Intangible assets, net	12,289,529	12,679,591
Deferred income taxes	117,386	112,159
Other long-term assets	1,186,199	1,122,693

Total assets	$47,237,928	$48,224,461

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$1,304,688	$1,326,211
Operating lease liabilities	133,098	128,205
Deferred revenue	2,459,122	2,245,961
Short-term debt	22,117	22,117
Current liabilities held for sale	23,625	—

Total current liabilities	3,942,650	3,722,494
Long-term operating lease liabilities	691,249	680,698

Long-term deferred revenue	420,887	382,557
Long-term debt	10,022,093	13,462,398
Other long-term liabilities	1,613,051	1,649,299

Total liabilities	16,689,930	19,897,446

Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 191,449 and 185,994 shares outstanding, respectively	1,915	1,860
Capital in excess of par value	20,562,001	18,640,947
Retained earnings	10,380,445	10,315,487
Treasury stock, at cost: 589 and 1,222 shares, respectively	(191,851)	(398,278)
Accumulated other comprehensive income (loss)	(203,683)	(232,414)

Total Synopsys stockholders’ equity	30,548,827	28,327,602
Non-controlling interest	(829)	(587)

Total stockholders’ equity	30,547,998	28,327,015

Total liabilities and stockholders’ equity	$47,237,928	$48,224,461

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended January 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$64,716	$297,411
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization and depreciation	450,688	47,934
Reduction of operating lease right-of-use assets	36,442	25,473
Amortization of capitalized costs to obtain revenue contracts	19,277	12,466
Stock-based compensation	258,724	186,463
Allowance for credit losses	8,206	9,919
Amortization of bridge financing costs	—	10,468
Amortization of debt issuance costs	12,558	—
Deferred income taxes	(51,776)	(139,075)
Other	(218)	186
Net changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(128,651)	30,948
Inventories	(29,382)	(55,852)
Prepaid and other current assets	84,616	(103,567)
Other long-term assets	(81,413)	(43,494)
Accounts payable and accrued liabilities	(37,286)	(313,651)
Operating lease liabilities	(32,345)	(23,102)

Income taxes	17,561	86,992
Deferred revenue	265,115	(96,974)

Net cash provided by (used in) operating activities	856,832	(67,455)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of short-term investments	3,718	19,684
Proceeds from sales of short-term investments	—	16,411
Purchases of short-term investments	(4,503)	(37,269)
Purchases of strategic investments	(401)	(3,288)
Purchases of property and equipment, net	(35,320)	(40,715)
Proceeds from business divestiture, net of cash divested	—	23,808
Other	—	(611)

Net cash used in investing activities	(36,506)	(21,980)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(3,451,310)	(1,289)
Issuances of common stock	12,742	14,417
Payments for taxes related to net share settlement of equity awards	(144,597)	(124,966)
Proceeds from private placement of stock	2,000,000	—
Redemption of redeemable non-controlling interest	—	(30,000)

Net cash used in financing activities	(1,583,165)	(141,838)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,432	(9,676)

Net change in cash, cash equivalents and restricted cash	(759,407)	(240,949)
Cash, cash equivalents and restricted cash, beginning of year	2,893,721	3,898,729

Cash, cash equivalents and restricted cash, end of period	$2,134,314	$3,657,780

Synopsys provides segment information, namely revenue, adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. Synopsys’ chief operating decision maker (“CODM”) is our Chief Executive Officer. In evaluating our business segments, the CODM considers the income and expenses that the CODM believes are directly related to those segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our business segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table below. These unallocated expenses are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income:

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	Three Months Ended January 31, 2026	Three Months Ended January 31, 2025
Revenue by segment
- Design Automation	$2,001.8	$1,020.2
% of Total	83.1%	70.1%
- Design IP	$407.0	$435.1
% of Total	16.9%	29.9%
Adjusted operating income by segment
- Design Automation	$947.6	$404.7
- Design IP	$66.1	$126.5
Adjusted operating margin by segment
- Design Automation	47.3%	39.7%
- Design IP	16.2%	29.1%

Total Adjusted Segment Operating Income Reconciliation (1)

(in millions)

	Three Months Ended January 31, 2026	Three Months Ended January 31, 2025
GAAP total operating income – as reported	$203.0	$251.8
Other expenses managed at consolidated level
Amortization of acquired intangible assets	404.2	12.6
Stock-based compensation (2)	258.7	186.5
Non-qualified deferred compensation plan	13.8	19.6
Restructuring charges	118.3	—
Acquisition/divestiture related items (3)	15.6	60.7

Total adjusted segment operating income	$1,013.7	$531.2

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
(3)

The adjustment excludes the amortization of bridge financing costs entered into in connection with the Ansys Merger that was recorded in interest expense, and certain divestiture related items that were recorded in other income (expense), net in our unaudited condensed consolidated statements of income.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. This press release includes non-GAAP earnings per diluted share, non-GAAP net income and non-GAAP tax rate for the periods presented. It also includes future estimates for non-GAAP expenses, non-GAAP interest and other income (expense), net, non-GAAP tax rate, non-GAAP earnings per diluted share and free cash flow. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Synopsys is unable to provide a full reconciliation of certain second quarter and full fiscal year 2026 non-GAAP financial targets to the corresponding GAAP financial measures on a forward-looking basis because Synopsys believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts due to, among other things, the potential variability and limited predictability of the excluded adjustment items necessary for a full reconciliation such as certain acquisition/divestiture related items, tax deduction variability, changes in the fair value of non-qualified deferred compensation plan, and gains (losses) on the sale of strategic investments. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures. Synopsys’ management believes presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP financial measures, provides useful information to investors allowing them to view financial and business trends relating to our financial condition and results of operations through the eyes of management. Synopsys’ management evaluates and makes decisions about our business operations using both GAAP financial measures and non-GAAP financial measures to help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

The following are descriptions of the adjustments made to reconcile non-GAAP financial measures (other than free cash flow, which is defined in the footnote to the Financial Targets table above) to the most directly comparable GAAP financial measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which may include impairment charges from write-downs of acquired intangible assets. Acquired intangible assets include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. We amortize the intangible assets over their estimated useful lives. We do not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. From time to time, we incur impairment charges due to write-downs of acquired intangible assets. We believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, including impairment charges, provides investors and others with a consistent basis for comparison across accounting periods. We also exclude this item because such expenses are non-cash in nature and we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.

(ii) Stock-based compensation. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. We exclude stock-based compensation expense from our non-GAAP financial measures primarily because it is not an expense that typically requires or will require cash settlement by us. Further, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of our business operations.

(iii) Acquisition/divestiture related items. In connection with certain of our business combinations and/or divestitures, we incur significant expenses that we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities and divestiture activities, including employee severance and other exit costs, bridge financing costs, costs related to integration activities, debt forgiveness, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We also recognize the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. We exclude these items because they are related to acquisitions and divestitures and have no direct correlation to the core operation of our business. Further, because we do not acquire or divest businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, we believe it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.

(iv) Restructuring charges. We initiate restructuring activities to align our costs to our operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and are not used by management when assessing the core profitability and performance of our business operations.

(v) Gains (losses) on the sale of strategic investments. We exclude gains and losses on the sale of equity investments in privately held companies because we do not believe they are reflective of our core business and operating results.

(vi) Deferred compensation. We exclude changes in the fair value of our non-qualified deferred compensation plan because we do not use these to assess the core profitability of our business operations.

(vii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. Beginning in fiscal year 2026, we will transition from an annual non-GAAP tax rate to a three-year normalized non-GAAP tax rate. We believe this will provide better consistency across reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations. This rate is based on our projected annual rate through fiscal year 2028, primarily due to the completion of the acquisition of Ansys in the third quarter of fiscal year 2025 and the enactment of One Big Beautiful Bill Act (the “OBBB”), which affects taxable income starting in fiscal year 2026 over the next several years. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other GAAP only adjustments described above. We also considered other factors, including our current tax structure, U.S. tax law changes, such as the OBBB which impacts Synopsys’ expensing of U.S. research expenditures commencing in fiscal year 2026, and changes to foreign derived intangible income commencing in fiscal year 2027.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the leader in engineering solutions from silicon to systems, enabling customers to rapidly innovate AI-powered products. We deliver industry-leading silicon design, IP, simulation and analysis solutions, and design services. We partner closely with our customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

© 2026 Synopsys, Inc. All rights reserved. Synopsys, Ansys, the Synopsys and Ansys logos, and other Synopsys trademarks are available at https://www.synopsys.com/company/legal/trademarks-brands.html. Other company or product names may be trademarks of their respective owners.